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                                     EXHIBIT 5.1


                [GERSTEN, SAVAGE, KAPLOWITZ & CURTIN, LLP LETTERHEAD]








                                  July 19, 1996




Alpha Hospitality Corporation
12 East 49th Street, 24th Floor
New York, New York 10017

Gentlemen:

You have requested our opinion, as counsel for Alpha Hospitality Corporation, a Delaware corporation (the "Company"), in connection with pre-effective amendment no. 2 to the registration statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), File No. 333-3606 being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offer by the Company of (i) 791,880 shares (the "Company Shares") of the Company's common stock, $.01 par value (the "Common Stock"), to be issued by the Company to certain shareholders of B.C. of Mississippi, Inc., and (ii) 1,892,626 shares of Common Stock (the "Selling Stockholders' Shares") which may be sold by certain stockholders who have acquired or will acquire such shares from the Company as follows: (a) 782,609 shares of Common Stock issued to an escrow agent on behalf of shareholders of the Cotton Club of Greenville, Inc. in connection with the acquisition of all of the issued and outstanding shares of Cotton Club of Greenville, Inc., (b) 409,000 shares of Common Stock to be issued upon the exercise of options granted pursuant to the Company's 1993 Stock Option Plan, and (c) 701,017 shares of Common Stock issued to an escrow agent on behalf of Bally Gaming, Inc. in connection with the restructuring of the mortgage on the Company's gaming vessel, the Bayou Caddy's Jubilee Casino.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act, the Company Shares and the Selling Stockholders' Shares, when issued, delivered, and paid for, will be fully paid, validly issued and nonassessable.


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Alpha Hospitality Corporation
July 19, 1996
Page 2


No opinion is expressed herein as to any laws other than the laws of the State of New York, of the United States and the corporate laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Very truly yours,

                                  /s/ GERSTEN, SAVAGE, KUPLOWITZ
                                      & CURTIN, LLP
                                  ------------------------------
                                  GERSTEN, SAVAGE, KAPLOWITZ &
                                   CURTIN, LLP